Agreement between Royce Biomedical Inc. ("Royce") and Gary Maygren ("Maygren") dated the 5th day of March 2005

Pursuant to a certain Promissory Note dated September 30, 2002, (the "Note"), between Royce Biomedical Inc. ("Royce") and XILI USA Inc. ("XILI") and the subsequent assignment of the Note to Curvelo Trade & Finance Ltd. ("Curvelo") by XILI on December 10, 2004, and that on March 2 2005, Maygren has acquired $3,000 of the Note from Curvelo.

Whereas Maygren has requested to have his assigned note portion of $3,000 settled under the same terms and conditions as the GEV 2000 KFT settlement, as reported by Royce in a Form 8-K filing with the United States Securities and Exchange Commission on March 3, 2005.

Whereas Royce acknowledges that the $3,000 principle with interest thereon under the Note is due to Maygren and further that Royce acknowledges that it continues to be in default of the terms of the Note;

NOW THEREFORE, Maygren agrees to accept and Royce agrees to issue three million (3,000,000) shares of its Common Stock on March 7, 2005 (the next business day) in full settlement of the $3,000 principle portion of the Note amount due. These shares shall be fully paid and non-assessable and will contain the following legend. In further consideration for settling the Note prior to March 31, 2005, Maygren agrees to forfeit claim to any interest due on the Note to Maygren.

The shares of stock represented by this agreement have not been registered under the Securities Act of 1933 (1933 Act) nor under any applicable state securities act and may not be offered or sold except pursuant to (i) an effective registration statement relating to such stock under the 1933 Act and any applicable state securities act, (ii) to the extent applicable, Rule 144 under the 1933 Act (or any similar rule under such act or acts relating to the disposition of securities), or (iii) an opinion of counsel satisfactory to the Corporation that an exemption from registration under Act or Acts is available

Authorized signatory Gary Maygren	Authorized signatory Royce Biomedical Inc.